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                                                                   EXHIBIT 10.44

                            PER-SE TECHNOLOGIES, INC.
                            DEFERRED STOCK UNIT PLAN

                         Effective as of October 1, 2001

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                            PER-SE TECHNOLOGIES, INC.
                            DEFERRED STOCK UNIT PLAN

         Per-Se Technologies, Inc. ("Per-Se") hereby establishes the Per-Se Technologies, Inc. Deferred Stock Unit Plan (the "Plan") effective as of
October 1, 2001, subject to approval of the Plan by the stockholders of Per-Se at the 2002 Annual Meeting of Stockholders. Per-Se intends for this Plan to provide its Non-Employee Directors (as that term is defined in Article I) and a select group of key employees of the Company (as that term is defined in Article
I) with an opportunity to defer income in consideration of the valuable services provided by such persons to the Company and to further align the interests of such persons with those of the Company's stockholders by encouraging ownership of Per-Se's common stock. The Company intends that the Plan shall not be treated as a "funded" plan for purposes of either the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    ARTICLE I
                                   DEFINITIONS

         Defined terms used in this Plan shall have the meanings set forth below:

1.01     Account

         "Account" means the memorandum account maintained for each Participant to which shall be credited all Deferred Amounts elected by a Participant, all Enhancement Bonus made on behalf of a Participant, and all dividend credits with respect to Stock Units in the Account, and other adjustments thereto.

1.02     Affiliated Entity

         "Affiliated Entity" means any legal entity that is treated as a single employer with Per-Se pursuant to Code sections 414(b), 414(c), 414(m) or 414(o).

1.03     Board

         "Board" means the Board of Directors of Per-Se.

1.03     Cause

         "Cause" as a reason for an employee Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Cause" shall mean any of the following acts by the Participant, as determined by the
         Committee: (i) the Participant materially breaches any of the terms or conditions set forth in an agreement between the Company and the Participant, (ii) the Participant commits an act materially


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         detrimental to the business or reputation of the Company; or (iii) the
         Participant commits or is convicted of any crime involving fraud, deceit or moral turpitude.

1.04     Change in Control

         "Change in Control" means and includes the occurrence of any one or more of the following events:

         (i) a consolidation or merger of Per-Se with or into any other corporation, or any other entity or person, other than a wholly-owned subsidiary of Per-Se, excluding any transaction in which the shares of Per-Se's common stock outstanding immediately prior to any such consolidation or merger represents immediately thereafter more than 50% of the combined voting power of the resulting entity after the transaction;

         (ii) any corporate reorganization, including an exchange offer, in which Per-Se shall not be the continuing or surviving entity resulting from such reorganization, excluding any transaction in which the shares of Per-Se's common stock outstanding immediately prior to any such reorganization represents immediately thereafter more than 50% of the combined voting power of the resulting entity after the transaction; or

         (iii) the sale of a substantial portion of Per-Se's assets, which shall be deemed to occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Per-Se that (a) have a total fair market value equal to more than 50% of the total fair market value of all the assets of Per-Se immediately prior to such acquisition or acquisitions, or (b) represents a majority of the common stock of any (1) subsidiary of Per-Se, the revenues of which, in the most recent fiscal year, represent more than 75% of the consolidated gross revenues of Per-Se and its subsidiaries. Notwithstanding the foregoing, a transfer of assets or common stock in a subsidiary by Per-Se will not be treated as a sale of a substantial portion of Per-Se's assets if the assets are transferred to an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Per-Se.

1.05     Code

         "Code" means the Internal Revenue Code of 1986, as amended.

1.06     Committee

         "Committee" means the Compensation Committee of the Board.

1.07     Company

         "Company" means (i) Per-Se, and (ii) any Affiliated Entity that, with approval of the Board, has adopted the Plan.


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1.08     Compensation

         "Compensation" in the case of a Non-Employee Director means the director's committee, meeting and annual retainer fees otherwise payable to such director during his current term as a director. "Compensation" in the case of an employee Participant means incentive compensation payable under the Per-Se Technologies 2001 Incentive Plan or any successor annual incentive compensation plan or plans. The Committee may from time to time designate other forms of remuneration that are available for deferral into the Plan.

1.09     Deferred Amounts

         "Deferred Amounts" means the amount of a Participant's Compensation that he elects to defer and have allocated to his Account pursuant to
         Section 3.01.

1.10     Deferred Amount Stock Units

         "Deferred Amount Stock Units" means Stock Units credited to a Participant's Account that result from (i) the conversion to Stock Units of any Deferred Amounts in accordance with Section 4.01, or (ii) the conversion to additional Stock Units of dividend equivalents payable with respect to such Deferred Amount Stock Units pursuant to
         Section 4.02.

1.11     Disability

         "Disability" means the mental or physical incapacity or disability of a Participant that renders him unable to perform his duties to the Company, as reasonably determined by the Committee. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. A Participant's inability adequately to perform such services for a period of 60 consecutive days will be conclusive evidence of such mental or physical incapacity or disability, unless such inability adequately to perform such services is pursuant to a mental or physical incapacity or disability covered by the Family Medical Leave Act, in which case such 60-day period shall be extended to a one hundred and 120-day period.

1.12     Election Agreement

         "Election Agreement" means an application for participation in the Plan, execution of which by a Participant is required under Article III for the Participant to elect Deferred Amounts.

1.13     Enhancement Bonus

         "Enhancement Bonus" means the allocations to an employee Participant's Account made pursuant to Sections 3.02 and 4.01.


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1.14     Enhancement Bonus Stock Units

         "Enhancement Bonus Stock Units" means Stock Units credited to an employee Participant's Account that result from (i) the conversion to Stock Units of any Enhancement Bonus in accordance with Section 4.01, or (ii) the conversion to additional Stock Units of dividend equivalents payable with respect to such Enhancement Bonus Stock Units pursuant to Section 4.02.

1.15     Fair Market Value

         "Fair Market Value", on any date, means the average closing price, for the five business days prior to the date for which the determination is being made, of a share of Stock on the Nasdaq Stock Market, or on the principal national securities exchange on which such shares are listed, or in the event such shares are not listed, the value established by the Committee in good faith.

1.16     Good Reason

         "Good Reason" for a Participant's termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, "Good Reason" shall mean any of the following acts by the Company without the consent of the Participant:
         (i) a reduction of greater than 10% in the Participant's annual base salary; (ii) a change in the Participant's work location to a work location more than 50 miles from his existing work location, except for required travel on the Company's business to an extent consistent with the Participant's then current business travel obligations; (iii) an assignment to any duties inconsistent in any material adverse respect with the Participant's current position, duties or responsibilities, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant; or (iv) the failure by the Company to continue any material benefit or compensation plan in which the Participant is participating unless the Participant is provided with comparable benefits.

1.17     Non-Employee Director

         "Non-Employee Director" means any member of the Board who is not a common law employee of the Company or any other affiliated entity of Per-Se.

1.18     Non-Employee Director Deferred Stock Credit Plan

         "Non-Employee Director Deferred Stock Credit Plan" means the Non-Employee Director Deferred Stock Credit Plan maintained by Per-Se, effective as of November 19, 1997, as amended.


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1.19     Participant

         "Participant" means any Non-Employee Director who has elected to participate in the Plan and any eligible employee selected to participate in the Plan pursuant to Section 2.01 and who has elected to participate in the Plan.

1.20     Plan

         "Plan" means this Per-Se Technologies, Inc. Deferred Stock Unit Plan, as amended from time to time.

1.21     Plan Year

         "Plan Year" means each annual period with respect to which Compensation may be earned. The Plan Year shall be the calendar year with respect to employee Participants, and shall be the approximate twelve-month periods between annual meetings of the stockholders of Per-Se with respect to Participants who are Non-Employee Directors.

1.22     Retirement

         "Retirement" of an employee Participant means his termination of employment with the Company or an Affiliated Entity after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company or such Affiliated Entity, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment. "Retirement" of a Non-Employee Director means his retirement from the Board after having attained the mandatory retirement age for directors, as may be applicable from time to time, or, if there is no such mandatory retirement age, as determined by the Committee in its reasonable judgment.

1.23     Stock

         "Stock" means the $0.01 par value common stock of Per-Se.

1.24     Stock Units

         "Stock Units" means investment units, each of which is deemed to be equivalent to one share of Stock. Stock Units shall include the "Deferred Amount Stock Units" and the "Enhancement Bonus Stock Units."


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                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.01     Eligibility and Participation

         Non-Employee Directors are automatically eligible to participate in the Plan. The Committee shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan from those employees who are among a select group of key employees.

2.02     Election to Participate

         In order to participate in the Plan, Participants shall complete the election procedure specified by the Committee. The election procedure may include form(s) for the Participant to (a) designate his Beneficiary (pursuant to Article V), (b) designate Deferred Amounts by entering into an Election Agreement with the Company (pursuant to Article III), (c) select a payment option and date for the eventual distribution of his Account (pursuant to Article III), and (d) provide such other information as the Committee may reasonably require.

2.03     Failure of Eligibility

         The Committee shall have the authority to determine that an employee Participant is no longer eligible to participate in the Plan. No Enhancement Bonus shall be made, no Deferred Amounts shall be withheld from a Participant's Compensation, and no dividend amounts shall be credited to a Participant's Account after he ceases to be eligible to participate in the Plan. The determination of the Committee with respect to the termination of participation in the Plan shall be final and binding on all parties affected thereby. Any benefits accrued hereunder, however, at the time the Participant becomes ineligible to continue participation, shall be distributable in accordance with the provisions of the Plan.

                                   ARTICLE III
                             CONTRIBUTION DEFERRALS

3.01     Participant Deferrals

         (a) Elections to Defer. A Participant may elect to defer Compensation by filing the appropriate Election Agreement with the Committee's designee. A Non-Employee Director may elect to defer up to 100% of his Compensation, in 25% increments. An employee Participant may elect to defer up to 50% of his eligible Compensation, in 1% increments. Deferred Amounts shall be deducted through payroll withholding from the Participant's cash Compensation payable by the Company. Deferred Amounts shall be credited to the Participant's Account in accordance with Article IV.


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         (b)      Initial Enrollment. When a person first becomes eligible to participate in the Plan, pursuant to Section 2.01, the Committee's designee shall provide him with an election form, which, when properly completed and timely returned to the Committee's designee shall constitute an Election Agreement. The Election Agreement shall be effective immediately upon receipt by the Committee's designee; provided, however, that
                  (i) in the case of Non-Employee Directors, the Election Agreements relating to any Compensation must be completed and returned prior to first day of the Plan Year with respect to which such Compensation will be earned (or in the case of a Non-Employee Director's initial term of office, no later than 30 days after such initial term has begun), and (ii) in the case of employee Participants, Election Agreements must be completed and returned not less than 30 days in advance of the end of the Plan Year for which such Compensation will be earned. The Committee from time to time may impose any earlier deadlines for the submission of Election Agreements as it deems appropriate or advisable.

                  In the Election Agreement, the Participant shall indicate the beginning date for distribution of his Account for such Plan Year. The selected date may be either the date of the Participant's termination of service or an anniversary of the date of deferral, which shall be at least the second anniversary in the case of Deferred Amount Stock Units and at least the fifth anniversary in the case of Enhancement Bonus Stock Units. The Election Agreement shall also indicate one of the following methods of distribution: (i) one installment of the full vested balance of Stock Units in the Account as of the distribution date, or (ii) five or ten annual installments beginning on the distribution date.

         (c) Continuing Elections. A Participant may enter into a separate Election Agreement for each Plan Year. An Election Agreement filed with respect to one Plan Year shall remain effective for all following Plan Years during the term of the Plan, unless
                  (i) a new Election Agreement with respect to a subsequent Plan Year is timely filed with the Committee's designee, (ii) the Committee's designee is notified in writing that the Participant does not which participate in the Plan for a subsequent Plan Year, or (iii) the Participant becomes ineligible to participate in the Plan.

         (d) Rollover Deferrals from the Non-Employee Director Deferred Stock Credit Plan. If a Non-Employee Director elects to participate in this Plan, the balance, if any, in such Non-Employee Director's account under the Non-Employee Director Deferred Stock Credit Plan will be automatically rolled over to his Account under this Plan (the "Rollover Account"). In that case, the hypothetical number of shares of Stock credited to his account under the Non-Employee Director Deferred Stock Credit Plan as of that date will be converted to Stock Units on a one-for-one basis and credited to his Rollover Account under this Plan. The


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                  Non-Employee Director's most recent election under the
                  Non-Employee Director Deferred Stock Credit Plan as to the date for payment and method of payment (single distribution or installments) shall continue to apply with respect to such Rollover Account unless changed by the Non-Employee Director in accordance with Section 3.01(e) below.

         (e) Changing a Prior Election. A Participant may, by filing a new Election Agreement with the Committee's designee, change his election as to distribution date and/or method of distribution for the Account with respect to a Plan Year. Such new Election Agreement shall not be effective until one year after it is properly filed with the Committee's designee. Participants are limited to one changed Election Agreement for each separate Plan Year and one changed Election Agreement for the Participant's Rollover Account.

         (f) Participant Becomes Ineligible. A Participant's Election Agreement shall be canceled immediately when he becomes ineligible to participate in the Plan.

3.02     Enhancement Bonus

         The Company shall grant to an employee Participant (but not to a participant who is a Non-Employee Director) an Enhancement Bonus equal to 25% of the Participant's Deferred Amount for a Plan Year. The Committee may from time to time in its sole discretion designate such other Enhancement Bonus contributions as the Committee deems appropriate. The Enhancement Bonus shall be converted to Stock Units and credited to the Participant's Account as specified in Article IV.

                                   ARTICLE IV
                                   STOCK UNITS

4.01     Conversion of Deferred Amounts and Enhancement Bonus to Stock Units

         All Deferred Amounts and Enhancement Bonus shall be converted to Stock Units and credited to Participants' Accounts on the later of (i) the date that the Deferred Amounts are deducted, through payroll withholding, from the Participant's cash Compensation payable by the Company, or (ii) the date of the annual meeting of stockholders of Per-Se at which the Plan is approved by the stockholders. The number of Stock Units to be credited shall be determined by dividing the Deferred Amount and Enhancement Bonus by the Fair Market Value of one share of Stock as of the date on which the amount is credited to the Participant's Account.

4.02     Conversion of Dividend Equivalents to Stock Units

         Participants' Accounts will be credited with additional Stock Units as of the payment date of any cash dividends declared on the Stock. The number of additional Stock Units


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         credited to an Account shall be determined by dividing (i) the product of the per-share dividend amount times the number of Stock Units credited to the Account as of the record date for such dividend, by
         (ii) the Fair Market Value of one share of Stock as of the dividend payment date. Non-cash dividends shall not be converted to Stock Units or credited to Accounts, except as provided in Section 8.08 hereof. For purposes of the Plan, the deferral date and the vesting date of Stock Units converted from dividend equivalents shall be deemed to the same as the applicable deferral date and vesting date of the underlying Stock Units with respect to which such dividend equivalents were credited.

4.03     Voting

         Participants shall have no right to vote any Stock Units prior to the date on which such Stock Units are subject to distribution and shares of Stock are distributed therefor.

4.04     No Other Investment Alternatives

         Nothing contained in this Plan shall be construed to give any Participant any power or control to make investment decisions with respect to Deferred Amounts other than the conversion to Stock Units as provided in this Article IV. Nothing contained in the Plan shall be construed to require the Company or the Committee to fund any Participant's Account.

                                    ARTICLE V
                                  DISTRIBUTIONS

5.01     Vesting

         (a) A Participant shall be fully vested at all times in the Deferred Amount Stock Units credited to his Account.

         (b) Except as provided below in this Article V, an employee Participant shall vest in the Enhancement Bonus Stock Units credited to his Account as follows: 20% on each of the first five anniversaries of the date on which such Enhancement Bonus Stock Units were credited to his Account, except that Stock Units converted from dividend equivalents shall vest at the same time as the corresponding Enhancement Bonus Stock Units vest.

         (c) If an employee Participant is terminated without Cause or if his employment is terminated due to his death, Disability, Retirement or resignation for Good Reason, then any unvested portion of his Account shall be immediately vested.

         (d) If an employee Participant is terminated for Cause or resigns without Good Reason, then no further vesting of unvested portions of his Account shall occur


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                  and unvested portions of his Account shall be forfeited
                  immediately.

         (e) The effect of this Section 5.01 shall be limited to determining the consequences of a termination of service and nothing herein shall restrict or otherwise interfere with Company's discretion with respect to termination of any employee or director.

         (f) Change in Control. If the Plan is terminated after a Change in Control, all Participants shall thereupon become 100% vested in their Accounts.

5.02     Distributions During Service

         (a) Timing. The timing of the distribution shall be pursuant to the terms of the Participant's applicable Election Agreement(s). Except as otherwise provided in Section 5.03, distributions shall begin at a date designated by the Participant in the Election Agreement.

         (b) Form of Distribution. The Participant's entire vested Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in the number of installments designated pursuant to the Election Agreement(s), except as otherwise provided in Section 5.03.

5.03     Distributions After Service

         (a) Death, Resignation without Good Reason or Termination for Cause. Regardless of the distribution election in the Participant's Election Agreement(s), the Participant's entire vested Account shall be distributed as soon as administratively feasible after the Participant's death, resignation without Good Reason or termination for Cause. The Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in one installment.

         (b) Termination for Any Other Reason. In the case of the Participant's termination as a director or employee for any other reason (including, for example, Retirement, Disability, termination without Cause, resignation for Good Reason, or expiration of term in office as a director), the timing of the distribution shall be pursuant to the terms of the Participant's applicable Election Agreement(s). The Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in the number of installments designated in the applicable Election Agreement(s).

         (c) Change in Control. Upon the termination of a Participant for any reason after a Change in Control, the Participant's entire vested Account shall be distributed within three months after the Participant terminates service with the Company. The Account shall be paid in whole shares of Stock, with any fractional shares paid in cash, delivered in one installment.


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5.04     Distributions After Participant's Death

         (a) Each Participant shall designate one or more persons, trusts or other entities as his beneficiary (the "Beneficiary") to receive any amounts distributable under the Plan at the time of the Participant's death. In the absence of an effective beneficiary designation as to part or all of a Participant's interest in the Plan, such amount shall be distributed to the Participant's surviving spouse, if any, otherwise to the personal representative of the Participant's estate.

         (b) A beneficiary designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary. If a Participant has designated his spouse as a Beneficiary or as a contingent Beneficiary, and the Participant and that spouse subsequently divorce, then such beneficiary designation shall be void and of no effect with respect to such spouse on the day such divorce is final.

         (c) When a Participant dies, his remaining Account balance shall be distributed to his Beneficiary as soon as administratively possible after his death, regardless of the payment schedule the Participant elected, and regardless of whether installment payments had begun. Such distribution shall be paid in whole shares of Stock, with any fractional shares paid in cash.

5.05     Financial Hardship

         The Committee may, in its sole discretion, accelerate the distribution to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. The determination of whether an unforeseeable hardship has occurred, as well as the application of the facts making such determination, shall be made by the Committee in its sole and absolute discretion and shall not be overturned unless such decision is arbitrary and capricious. All financial hardship distributions shall be made in cash in a lump sum, by the conversion of Stock Units to cash based on the Fair Market Value of the Stock on the business day immediately preceding the date of the distribution.

5.06     Withholding

         At the time of deferral or distribution, the Company shall withhold any taxes or other amounts that are required to be withheld pursuant to any applicable law. The Committee may direct the Company to withhold additional amounts from any payment under the Plan, either because the Participant so requested or to repay the Participant's debt or obligation to the Company.


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                                   ARTICLE VI
                                 ADMINISTRATION

6.01     The Committee - Plan Administrator

         The Plan shall be administered by the Committee or, at the discretion of the Board from time to time, the Plan may be administered by the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 6.01) shall include the Board.

6.02     Committee Powers

         The Committee shall have all discretion and powers necessary to administer the Plan, including, but not by way of limitation, full discretion and power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and, in general, to decide any dispute. The Committee shall direct the Company concerning distributions in accordance with the provisions of the Plan. The Committee's designee shall maintain all Plan records.

6.03     Organization of Committee

         The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint designees and/or agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that the Committee shall determine any dispute. The Committee may make its determinations with or without meetings. The Committee may authorize one or more of its members, designees or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee's members shall constitute the action of the Committee.

6.04     Agent for Process

         Per-Se's General Counsel and Corporate Secretary shall be the agent of the Plan for service of all process.

6.05     Determination of Committee Final

         The decisions made by the Committee shall be final and conclusive on all persons.


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                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

7.01     Amendment

         The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No amendment to the Plan shall adversely affect any benefit that has accrued on the effective date of such amendment, without the consent of the affected Participant(s).

         Each amendment of the Plan shall be in writing and shall be approved by the Committee and/or the Board. An officer of Per-Se to whom the Committee and/or the Board has delegated the authority to execute Plan amendments shall execute each such amendment.

7.02     Successors and Assigns; Termination of Plan

         The Plan is binding upon Per-Se and its successors and assigns. The Plan shall continue in effect from year to year unless and until terminated by the Board or the Committee. Any such termination shall operate only prospectively and shall not reduce any vested benefit that has accrued on the effective date of such termination.

7.03     Change in Control

         The Plan shall not be automatically terminated by a Change in Control, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the Change in Control.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01     Stock Subject to the Plan

         All benefits payable under the Plan shall be distributed in whole shares of Stock, with any fractional shares paid in cash. The shares of Stock to be distributed pursuant to the Plan shall be shares that have been previously issued and reacquired by the Company in public or private transactions. Subject to adjustment in accordance with the provisions of Section 8.08, the maximum number of shares of Stock that may be distributed pursuant to the Plan shall be 600,000 shares. In the event that any Stock Units granted under the Plan are forfeited by a Participant, the shares of Stock represented thereby shall not count against such maximum number of shares of Stock that may be distributed under the Plan.


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8.02     Funding of Benefits -- No Fiduciary Relationship

         Benefits shall be distributed by the Company out of its general assets and no separate fund shall be established to secure payment. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Company may establish a grantor trust for the purpose of helping to defray the obligations under the Plan and to the extent that any payment is made from any such trust to a Participant or Beneficiary, such payment will be in satisfaction of the Company's obligations hereunder.

8.03     Right to Terminate Employment or Service as a Director

         The Company may terminate the employment or directorship of any Participant as freely and with the same effect as if the Plan were not in existence.

8.04     Inalienability of Benefits

         No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse or Beneficiary. If, notwithstanding the foregoing provision, any Participant's benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to the Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court, as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

8.05     Claims Procedure

         (a) Notice of Claim. Any Participant or Beneficiary, or the duly authorized representative of a Participant or Beneficiary, may file with the Committee a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Committee and must be delivered in person or by mail, postage prepaid, to the Committee c/o Per-Se's General Counsel and Corporate Secretary, as agent for the Committee. Within 90 days after the receipt of such a claim, the Committee shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such an extension is


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

                  necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90 day period. The Committee shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise his or her right to review pursuant to Sections 8.05(c) and 8.05(d) of the Plan, as applicable.

         (b) Action on Claim. The Committee shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

                  (i)      The specific reason or reasons for the denial;

                  (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)     An explanation of the Plan's claim review procedure.

         (c) Review of Denial. Within 60 days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Committee, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Committee, in writing, issues and comments concerning the claim.

         (d) Decision on Review. Upon the Committee's receipt of a notice of a request for review, the Committee shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Committee prior to the expiration of the initial 60-day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be denied on review.


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

8.06     Disposition of Unclaimed Distributions

         Each Participant must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant at his last post office address on file with the Company, or if no address is filed with the Company, then at his last post office address as shown on the Company's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his Beneficiary. Whenever the Committee cannot, within a reasonable time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Committee may direct that the payment and any remaining payments otherwise due to the Participant be cancelled on the records of the Plan, except that in the event the Participant later notifies the Committee of his whereabouts and requests the payments due to him under the Plan, the Company shall re-credit the Participant's account and provide for payment of the re-credited amount to the Participant as soon as administratively feasible.

8.07     Distributions Due Infants or Incompetents

         If any person entitled to a distribution under the Plan is an infant, or if the Committee determines that any such person is incompetent by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the distributions becoming due to such person to be made to another for his benefit, without responsibility of the Committee to see to the application of such distributions. Distributions made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

8.08     Equitable Adjustments

         In the event of an increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of Per-Se, by reason of a stock dividend, stock split, combination or exchange of shares, reclassification, recapitalization, merger, consolidation, reorganization, or the distribution of property of Per-Se (including interests in subsidiaries) to stockholders of record pursuant to spin-offs, split-ups, the issuance of warrants or other rights or debentures, or extraordinary dividends, or otherwise, the Committee will adjust the number of Stock Units credited to a Participant's Account under the Plan in the same manner as a share of Stock is adjusted. In the event that the change of capitalization involves the issuance of cash, securities or property to the holders of Stock of record, an amount equivalent to the cash and the fair market value of the property and securities distributed with respect to a share of Stock will be credited to each Participant's Account for each Stock Unit held in the Account as of the record date for


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

         such distribution. All such amounts shall be converted to additional Stock Units as of the date of such distribution. The Committee may make such other equitable adjustments to outstanding Accounts, whether or not in pay status, as it shall determines to be equitable.

8.09     Use and Form of Words

         When any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and vice versa. Whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and vice versa.

8.10     Headings

         Headings of Articles and Sections are inserted solely for convenience and reference, and constitute no part of the Plan.

8.11     Governing Law

         The Plan and all Election Agreements shall be construed in accordance with the Code and, to the extent applicable, the laws of the State of Georgia excluding any conflicts-of-law provisions.

         The foregoing is hereby acknowledged as being the Per-Se Technologies, Inc. Deferred Stock Unit Plan, as adopted by the Board of Directors of Per-Se on December 6, 2001, to be effective as of October 1, 2001, subject to approval by the stockholders of Per-Se at the 2002 Annual Meeting of Stockholders.



ATTEST:                                PER-SE TECHNOLOGIES, INC.



 /s/ PAUL J. QUINER                    /s/ PHILIP M. PEAD
---------------------------            -----------------------------------------
Paul J. Quiner                         Philip M. Pead
Corporate Secretary                    President and Chief Executive Officer


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